EX-28.p.20
INVESTMENT ADVISER CODE OF ETHICS
FOR
INVESTMENT ACCESS PERSONS
RIVERSOURCE INVESTMENTS, LLC
November 15, 2009
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

How to use this Code
The Code of Ethics describes the various policies and procedures you must follow as an Investment Access Person of RiverSource Investments, LLC, and J. & W. Seligman & Co Incorporated (branded as Seligman Investments). All references to RiverSource Investments, LLC shall be deemed to include J. & W. Seligman & Co Incorporated.
The Code of Ethics is an entirely separate document from the Ameriprise Code of Conduct. While both contain similar language and descriptions of personal conduct at the firm, the Code of Ethics is your guide for personal trading activity.
Navigation
Table of Contents: The following page displays the table of contents for the Code of Ethics and is your starting point for finding where you need to go. All of the major section headings are listed, followed by their sub-headings, with page numbers for each.
Section Numbers: Some policies or rules may be linked to other policies contained in the Code of Ethics. Instead of repeating information throughout the document, you will instead be directed to reference a section number where you can find the original information. The first number represents the major section heading and the second number represents the sub-heading.
Key References
Definitions: Those unfamiliar with terms named in the Code can reference page 21 in the Appendix for quick study.
Specific Rules by Role: Some positions carry more stringent guidelines based on the nature of the role and the information available to the individual. Personnel with these roles can quickly access the specific rules applicable to them in sections 3.0 through 8.0.
Forms: If a form is required for a certain activity or policy, you can find it in the Appendix. The Appendix table of contents (page 20) lists what forms are available and the page numbers to find them.
Additional Resources
Even if you read the Code of Ethics several times over, you may have particular situations or questions that require more explanation. In these instances we strongly encourage you to contact Personal Trade Compliance directly so we may assist you. You may either contact us via:
Personal Trading Inbox: An email inbox staffed by our analysts during normal business hours. Describe your inquiry and send your message to personal.trading@ampf.com. We will respond to your message within 24 hours.

Personal Trading Hotline: If you would rather speak directly with a member of the department, call our hotline at 612-671-5196. If we’re unavailable during our normal business hours, leave a message and we’ll respond within 24 hours.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

TABLE OF CONTENTS

HOW TO USE THIS CODE	2

A MESSAGE FROM THE CHIEF COMPLIANCE OFFICER	4

OVERVIEW	5
Required Standards of Business Conduct	5
Fiduciary Principles	5
Basis of Rules	6
Applicability of Rules	6
Entities Adopting Code	6
Additional Policies	6

GENERAL RULES AND REPORTING REQUIREMENTS	7
General Rules for All Investment Access Persons	7
Reporting Requirements	8
Investment Clubs	8
Gifting Securities	8
Unusual Trading Activity	9
Violations or Suspected Violations	9
Sanctions	9

RULES BY ROLE: INVESTMENT ACCESS PERSONS	10
Investment Access Persons Definition	10
Preclearance of Security Trades	11
Limited Offerings (Private Placement) Preclearance	12
30 Day Holding Period for Covered Funds including Covered Closed-End Funds	12

RULES BY ROLE: INVESTMENT PERSONNEL	13
Investment Personnel Definition	13
60 Day Holding Period for Individual Securities	13

RULES BY ROLE: PORTFOLIO MANAGERS	14
Portfolio Managers Definition	14
7 Day Blackout Period	14
Preclearance of Covered Fund Trades	15
Personal Trading Contrary to Client Account Holdings	15

RULES BY ROLE: RESEARCH ANALYSTS	16
Research Analyst Definition	16
Transaction Priority Expectations	16

RULES BY ROLE: TRADERS	17
Traders Definition	17
Trading Account Restrictions	17

RULES BY ROLE: SATELLITE OFFICE PERSONNEL	17
Satellite Office Personnel Definition	17
7 Day Blackout Period	17
Personal Trading Contrary to Client Account Holdings	17

AMERIPRISE FINANCIAL INSIDER TRADING POLICY SUMMARY	18

AMERIPRISE FINANCIAL LIMITED CHOICE POLICY	19

APPENDIX	20
Definitions	21
Securities Reporting List for Investment Access Persons	22
Forms	25
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

A Message from the Chief Compliance Officer
Dear Colleague,
As you are well aware, our industry is built and maintained on the trust of our clients. When scandals and misconduct are reported and that trust is shaken, our industry in addition to our firm suffers. The Code of Ethics is a document designed to give you a guide for your actions that will help uphold that trust.
As a condition of your continued employment or association with RiverSource Investments, LLC (“RiverSource Investments”), which includes J. & W. Seligman & Co, (excluding RiverSource Service Center operations in Portland, Maine) you are required to read, understand, and fully comply with this Code of Ethics.
The Code of Ethics covers your personal securities transactions, as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence. Within the Code, you will find specific rules based on your responsibilities with the firm. Many of these rules and policies are standard within the industry and will likely be familiar if you have worked with other companies similar to RiverSource Investments, J. & W. Seligman & Co. but others may be based on our interpretation of regulatory rules and could differ from your previous experience. Regardless, you must adhere to these rules and policies during your association with the firm.
Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include suspension of personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment or association with RiverSource Investments or one of its affiliates. Repeat violations of the Code will result in progressively stronger sanctions up to and including termination.
Ultimately, it is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients’ interests, or that could damage or erode the trust our clients place in RiverSource Investments. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code.
In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action you should seek immediate assistance from your leader, Personal Trade Compliance, or the Chief Compliance Officer before acting. Even if the Code of Ethics is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code.
A copy of this Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You are also required to provide similar certifications annually and/or whenever the Code is amended.
All of us play an important role in maintaining the integrity of our industry and the trust of our clients. Thank you for your commitment to uphold these principles through the work you do everyday.
Sincerely,
Eleanor T. M. Hoagland
Chief Compliance Officer
RiverSource Investments
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 1.0 — OVERVIEW
1.1 — Required Standards of Business Conduct
Under this Code of Ethics, all supervised persons of RiverSource Investments which may include persons who are employees or associated persons of Ameriprise Financial, Inc. (“Ameriprise Financial”), must comply with Ameriprise Financial’s standards of business conduct. These standards are the following:
•	You must comply with all applicable laws and regulations including the federal securities laws

•	You must comply with our fiduciary obligations;

•	You must comply with this Code of Ethics;
The above standards apply to everyone, at all levels of the organization. Following applicable laws and regulations is mandatory and is not subject to business priorities or individual choices.
Under this Code of Ethics you have a duty to promptly report any violation or apparent violation of the Code of Ethics to the Chief Compliance Officer or Personal Trade Compliance. This duty exists whether the violation or apparent violation is yours or that of another associated person. Retaliation against individuals who report violations or apparent violations of the Code in good faith is not permitted. Any associated person who violates the Code is subject to sanctions, however, self-reporting of violations will be considered as a mitigating circumstance and potentially could lesson the severity of the sanction.
1.2 — Fiduciary Principles
The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser to act in utmost good faith with respect to clients, and to provide full and fair disclosure of all material facts, particularly where the adviser’s interests may be in conflict with the client’s. The adviser has a duty to deal fairly and act in the best interests of its clients at all times. The following fiduciary principles govern your activities and the interpretation/administration of these rules:
•	The interests of our advised and sub-advised account clients (including Mutual Fund and Variable Portfolio shareholders and private fund investors) must be placed first at all times.

•	All personal trading transactions must be conducted consistent with the rules contained in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict — or the appearance of a conflict — between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance either through the hotline or email inbox.

•	Company personnel should not take inappropriate advantage of their positions.
In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:
•	Defrauds a client in any manner;

•	Misleads a client, including any statement that omits material facts;

•	Operates or would operate as a fraud or deceit on a client;

•	Functions as a manipulative practice with respect to a client; and

•	Functions as a manipulative practice with respect to securities.
These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

1.3 — Basis for Rules
The rules and procedures that apply to personal trading for Investment Access Persons are derived from securities and investment laws, rules, regulatory guidelines and corporate policies:
•	Securities and Exchange Commission (SEC)

•	Financial Industry Regulatory Authority (FINRA)

•	Securities Act of 1933

•	Securities Exchange Act of 1934

•	Investment Company Act of 1940 (Rule 17j-1)

•	Investment Advisers Act of 1940 (Rule 204A-1)

•	Insider Trading and Securities Fraud Enforcement Act of 1988

•	Investment Company Institute (ICI) Guidelines to Industry on Personal Investing
1.4 — Applicability of Rules
These rules apply to securities trading in which you have a beneficial ownership. Beneficial ownership includes accounts held in the name of any of the following individuals:
•	You

•	Your spouse/partner

•	Financially dependent members of your household
In addition, these rules apply to the following types of account ownerships if any of the individuals listed above:
•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Participates in an investment club

•	Has another arrangement where they give advice and also have a direct or indirect ownership (e.g., treasurer of an outside organization).
1.5 — Entities Adopting Code
In addition to RiverSource Investments, LLC the entities adopting this code include the RiverSource Family of Funds (i.e., retail mutual funds, variable portfolio funds, including those funds branded as RiverSource, Seligman,Threadneedle registered funds and Covered Closed-End Funds), Ameriprise Certificate Company, Ameriprise Financial Services, Inc. (in its capacity as underwriter to Ameriprise Certificate Company), RiverSource Fund Distributors, Inc. (in its capacity as underwriter to the RiverSource Mutual funds) and J. & W. Seligman & Co., Inc.
NOTE: For members serving on the Board of Directors for any of the entities listed above, this Code of Ethics only applies to interested directors of the entities. Independent directors are covered under codes specific to their individual entities.
1.6 — Additional Policies
Supervised persons of RiverSource Investments must also comply with other company policies, which are not contained in this Code of Ethics, that promote fair and ethical standards of business conduct. These policies include the Ameriprise Financial Code of Conduct, the RiverSource Gifts and Entertainment Policy, the Insider Trading Policy, the Privacy Policy and the Portfolio Holdings Disclosure Policy. Copies of these policies are available through Inside.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 2.0 — GENERAL RULES AND REPORTING REQUIREMENTS
2.1 — General Rules for All Investment Access Personnel
These general rules, along with the procedures contained in the rest of this document, must always be followed:
INVESTMENT LAWS
1.	No misuse of material non-public information relating to any securities including information relating to portfolio holdings or pricing of Covered Funds, including Covered Closed-End Funds, and RiverSource Private Funds. Refer to the Insider Trading Policy document for more detail.

2.	No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our Covered Funds or other advised accounts (including RiverSource Private Funds) by trading in a security before the fund or advised account does. You are not allowed to trade in a particular security ahead of, or at the same time as, your clients’ accounts.

3.	No market timing (short-term trading) in shares of Mutual Funds or other pooled vehicles. This prohibition applies across all accounts in which you have a beneficial interest. Market timing practices are frequent trading practices by certain shareholders intended to profit at the expense of other shareholders by selling shares of a fund shortly after purchase. Market timing may adversely impact a fund’s performance by preventing the investment manager from fully investing the assets of the fund, diluting the value of shares held by long-term shareholders, or increasing the fund’s transaction costs.
COMPANY TRADING POLICIES
1.	No purchasing of stock Initial Public Offerings (IPOs) of equity securities, other than IPOs of Closed-End Funds. Initial offerings of other types of securities may be acceptable; contact Personal Trade Compliance to discuss.

2.	No direct trades with broker/dealers’ trading desks or non-retail relationships with broker/dealers.

3.	No speculative trading of Ameriprise Financial stock, which is characterized by multiple transactions in a short period of time, transactions in “put” or “call” options, short sales or similar derivative transactions. This includes soliciting speculative trades in Ameriprise Financial securities or offering or soliciting an opinion on Ameriprise Financial stock.
FAIRNESS AND TRANSPARENCY
1.	No preferential treatment from other brokerage firms due to the Investment Access Person’s employment by or association with Ameriprise Financial and RiverSource Investments.

2.	No use of Ameriprise Financial’s name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

3.	When engaging in a personal securities transaction, an Investment Access Person shall always place the interests of clients first and avoid any actual or potential conflict of interest or abuse of his or her position. This includes using best judgment in giving investment advice to clients and not taking into consideration the Investment Access Person’s own personal financial situation or interests in doing so.
ADDITIONAL RULES
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

1.	Required forms must be filled out completely, accurately and on a timely basis. This includes annual and quarter end certifications.

2.	Additional rules are applicable to Investment Access Persons who fall within one or more of the following categories of personnel: Investment Personnel, Portfolio Managers, Research Analysts, Satellite Office Personnel or Traders. These rules will be described in the “Rules by Role” in Sections 3.0 through 8.0.
2.2 — Reporting Requirements
All personal securities trading activities (e.g., stocks, options, bonds, shares of Covered Funds,), whether bought or sold, must be reported, with the exception of transactions in money market mutual funds and certificates of deposit or other transactions specifically excluded in the Appendix. You must report activity involving securities trading in which you have a beneficial ownership as defined in Section 1.4.
1.	Initial Holdings Disclosure: New Investment Access Persons must disclose all brokerage accounts with certain securities holdings in which they have a beneficial interest, as indicated in the chart on pages 22-24 of this Code. All new Investment Access Persons will receive a copy of the Code of Ethics that applies to them and that includes an Initial Personal Account and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1880 within 5 days of becoming an Investment Access Person. An example of this form is located in Appendix B1.

2.	Annual Certification and Annual Holdings Disclosure: Investment Access Persons are required to submit an annual accounts and holdings certification form. This form allows the individual to update the brokerage accounts and certain securities holdings in which they have a beneficial interest based on changes that may have occurred during the year.

3.	Quarterly Reporting and Certification: Investment Access Persons must also disclose executed securities transactions outside of a previously reported and approved brokerage account or transactions in Covered Funds on a quarterly basis. You must return the quarterly reporting form to Personal Trade Compliance within 30 calendar days of the last day of the quarter. You must also certify quarterly that you have complied with the provisions of this Code of Ethics relating to transactions in Covered Funds.
Failure to completely and accurately disclose brokerage and Covered Fund accounts, holdings and quarterly non-brokerage activity by the time frames specified by Personal Trade Compliance is a violation of the Code and may result in sanctions, which includes possible termination.
2.3 — Investment Clubs
There is no prohibition against joining an investment club. However, the account must be held at one of the limited choice brokers, Ameriprise Brokerage, Charles Schwab or Merrill Lynch, unless the club has been granted an exception from Personal Trade Compliance.
Investment Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the Investment Access Person. When forming or joining an investment club, provide the following to Personal Trade Compliance
•	a copy of the Brokerage Account Notification Form (see Appendix C)

•	a copy of your investment club’s bylaws

•	a list of the members in the club and an indication if any members are employees, independent contractors or associated persons of Ameriprise Financial. Please include the individual’s employee, Advisor, or contractor identification number.
2.4 — Gifting Securities
If you gift securities to a non-profit organization, please provide the following information in writing, prior to making the gift, to Personal Trade Compliance:
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

•	the name of the organization to which you are giving the securities

•	a description of the security and the number of shares being given

•	the day you intend to buy the security (if not already owned)

•	the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)
Approval is not necessary for a gift to a non-profit organization but Personal Trade Compliance should be notified prior, and the 60-day and 7-day rules do not apply.
For gifting securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. Refer to Section 3.2 for preclearance requirements. The 60-day rule does not apply should the donor of the gift choose to sell the security. You will need to report the transaction on the quarterly certification form.
2.5 — Unusual Trading Activity
The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may also be asked to supply compliance with a written or oral explanation of your personal trade(s). Examples of situations that may require explanation include, but are not limited to:
•	violations of personal trading rules

•	trades in a security shortly before RiverSource Investments trades in the same security on behalf of a client

•	patterns of personal trading that are similar to your clients’ trading

•	significant changes in trading volume or consistently excessive trading volume

•	patterns of short-term, in and out trading

•	significant positions in illiquid securities

•	a number of associated persons trading in the same security in the same time frame
In addition to the above, frequent trading activity is strongly discouraged. Although no set limit of trades during a period of time is expressly stated by the firm, Investment Access Persons should understand they may come under scrutiny for frequent trading activity, which could result in corrective measures if the activity is deemed especially excessive.
2.6 — Violations or Suspected Violations
If the Chief Compliance Officer or their delegate becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer, or their delegate, shall take whatever steps are deemed necessary to enforce the provisions of the Code.
A person charged with a violation of the Code may request to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.
2.7 — Sanctions
Sanctions will be imposed for violations of this Code. These sanctions are communicated via violation letters and may vary depending on the severity of the violation, if a record of previous violations exists and/or the violation was self-reported. Examples of potential sanctions include (but are not limited to):
•	a written reminder about the rules (with a copy to the individual’s manager)

•	notification to your broker to freeze your account from any buy-side trading, allowing only transfers and liquidations.

•	suspension of all personal trading for a specific period of time

•	forfeiture of profits

•	monetary fine

•	negative impact on the individual’s bonus or other compensation and or performance rating

•	termination
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

A written record of each violation and sanction is maintained by compliance.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 3.0 — RULES BY ROLE: INVESTMENT ACCESS PERSONS
The following rules apply to all Investment Access Persons
3.1 — Investment Access Persons Definition
Supervised persons of RiverSource Investments and other persons who are employees or associated persons of Ameriprise Financial, who (i) have access to nonpublic information regarding the purchase or sale of securities by RiverSource Investments’ clients or non public information regarding the portfolio holdings of Covered Funds and RiverSource Private funds (defined on page 21), (ii) are involved in making securities recommendations to, or purchasing or selling securities for, RiverSource Investments’, or (iii) who have access to RiverSource Investments’ recommendations that are nonpublic. A “supervised person” includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or an employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.
These individuals meet one or more of the following criteria:
1.	Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

2.	Have access to information on the holdings or transactions of Covered Funds advised by or sub-advised by RiverSource Investments, or for which an affiliate of RiverSource Investments serves as principal underwriter, or RiverSource Private funds, in each case within 30 days of the date of the holdings or transaction activity.

3.	Have access to RiverSource Investments’ investment research and recommendations.

4.	Work in the RiverSource Investment Department, including, but not limited to, the following locations: Minneapolis, Boston, Cambridge, Los Angeles, Menlo Park and New York.

5.	Participate in the investment decision-making process.

6.	Have a specific role which compels Investment Access Person status, such as the member of a staff group that provides ongoing audit, compliance, or legal support to money management businesses.

7.	Have been designated as an Investment Access Person for any other reason, such as working on a project where you have access to investment information.
The definition of Investment Access Person does not include certain senior executives of Ameriprise Financial, Inc. who have been determined by Asset Management Compliance to not have access to nonpublic information relating to securities trading activities of RiverSource Investments.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

3.2 — Preclearance of Security Trades
You must obtain prior approval - known as preclearance - when trading in any of the investment vehicles indicated on the “Securities Reporting and Preclearance Chart” (see pages 22-24) including Covered Closed End Funds.
You must preclear trades in all accounts in which you have a beneficial ownership. For example, if your spouse is planning a trade in his/her account, you are responsible for following the preclearance procedures prior to the transaction being placed.
When requesting preclearance, you must follow these procedures:
Requesting Preclearance via email:

On the day you intend to trade a security requiring preclearance, send an email to preclearance@ampf.com and include the following information:
-	The type of trade (buy, sell, short sell, etc.)

-	The name and ticker of the security

-	Brokerage firm name

-	For Fixed Income Analysts, you must also indicate if your equity trade request is opposite your bond rating for a particular issuer.
You will receive a response via email indicating whether you have been approved or denied.

Requesting Preclearance via fax:

If requesting preclearance using the form, please complete Section A of the Preclearance Form on page 25 and fax it to the preclearance group at (612) 678-0150. The preclearance group will complete Section B of the preclearance form and fax it back to you.

Online Trading after market hours:

When trading through an on-line account you have until midnight the day you are granted preclearance to enter your trade. Please route Personal Trade Compliance a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless a copy of your electronic confirmation is received.

An additional level of preclearance approval is required in the Los Angeles office before executing a trade because of unique considerations with the investment activities of this office.
NOTE:
•	Even if you receive preclearance, you cannot be assured that you have not violated the Code.

•	Receiving preclearance does not exclude you from other personal trading rules included in this Code.

•	In all the cases preclearance is good only for the day it is given.
Exception for Multiple Failed Preclearance Attempts
Exceptions may be requested if you have tried to preclear a trade at least 3 times in any 5 consecutive day period. In order to be granted this exception, you must request approval by sending your request via email to preclearance@ampf.com. Provide a written explanation of the circumstances, including:
•	The type of trade

•	The name of the security

•	The number of shares

•	Your position, such as trader, analyst, portfolio manager, other.

•	The three most recent dates you have tried to preclear
You will receive a written response to your request within 24 hours.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

3.3 — Limited Offerings (Private Placement) Preclearance — Equity and Fixed Income
All Investment Access Persons need to obtain approval to invest in any Limited Offerings (private placements, including hedge funds), i.e., a security not offered to the general public. Approvals must be obtained in writing from your immediate leader and Personal Trade Compliance prior to investing (note exception processing below applicable to private investment funds sponsored and managed by RiverSource Investments (RiverSource Private Funds).
How to obtain approval:

Write an explanation of the investment and submit the request to your leader. Required information you must include in your request:
•	the nature of the investment

•	how you were solicited

•	approximate dollar amount you are planning to invest

•	whether or not the opportunity was being offered to any client accounts

•	whether the security is likely to be purchased by a client account in the future
In considering whether to make a request, consider whether your investment might create a conflict with a business interest of RiverSource Investments or any of their affiliates.
Your leader will approve or reject your request, and return the request to you. If approval is granted, send the request via Lotus Notes message to (Private Placement Preclearance). You cannot enter into the proposed transaction without approval from Personal Trade Compliance.
NOTE: When seeking to invest in RiverSource Private Funds you must submit your immediate leader’s approval to Hedge Fund Administration as you go through the normal subscription process for that fund. Hedge Fund Administration will grant or deny approval in consultation with Personal Trade Compliance. Leader pre-approval and preclearance for RiverSource Private Funds are only required in connection with your initial subscription into a RiverSource Private Fund. You do not need leader pre-approval or preclearance for subsequent investments in the same RiverSource Private Fund that you already own. These subsequent investments remain subject to the approval of RiverSource Investments before being accepted by the RiverSource Private Funds.
3.4 — 30 Day Holding Period for Covered Funds, including Covered Closed-End Funds
No Investment Access Person may sell shares of a Covered Fund, including Covered Closed-End Funds (defined on page 21) held for less than 30 calendar days.
You must wait until calendar day 31 (Trade date + 30) to sell or redeem all or part of your position in a Covered Fund, which includes Covered Closed-End Fund. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Covered Fund, including a Covered Closed-End Fund in one account and sell them from another account within 30 days). Money Markets, Automated Investments and Withdrawal Programs, Dividend Reinvestments are not subject to this rule.
When calculating the 30-day holding period, you must use the last-in, first-out (LIFO) method. Shares acquired from reinvested fund dividends and distributions are excluded from the 30 day holding period. We use LIFO for two main reasons:
•	the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.
As a reminder, Investment Access Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles and must comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be a Covered Fund. Please see the Mutual Fund’s prospectus for further information.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 4.0 — RULES BY ROLE: INVESTMENT PERSONNEL
In addition to being subject to the rules described for Investment Access Persons in Section 3.0, Investment Personnel are subject to the following specific rules.
4.1 — Investment Personnel Definition
Investment Personnel are Research Analysts, Traders and Portfolio Managers, Fixed Income Sector Team Leaders or Sector Team Managers, Chief Administrative Officer, Executive Vice President — Fixed Income and the Chief Investment Officer.
4.2 — 60 Day Holding Period for Individual Securities
Profiting from short-term trading is prohibited. Investment Personnel may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, while realizing a gain. You must wait until calendar day 61 (Trade date + 60) to trade out of your position if you will be making a profit. When calculating the 60-day holding period, you must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:
•	the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.
This rule applies to Ameriprise Financial stock even though transactions in Ameriprise stock do not require preclearance under this Code.
Exception
Small Trade — defined as $10,000 or less of S&P 500 securities or 10 option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form “small trade exception”. The small trade exception still requires you to obtain preclearance.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 5.0 — RULES BY ROLE: PORTFOLIO MANAGERS
In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Personnel (Section 4.0), Portfolio Managers are subject to the following specific rules.
5.1 — Portfolio Managers Definition
Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers or analysts who act in a portfolio management capacity.
5.2 — 7 Day Blackout Period
Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period:
•	trade date less 7 calendar days before and trade date plus 7 calendar days after a fund or account they manage trades in that same (or equivalent) security. This means a portfolio manager must wait until calendar day 8 to trade the security.
This rule includes:
•	all individual portfolio trades as well as

•	program trades
However, it does not include:
•	non-discretionary trades made by the client

•	portfolio trades that are executed in “patterned” portfolios based on pre-determined criteria (e.g., cash level monitoring, dividend reinvesting, portfolio rebalancing) or

•	program trades initiated in response to inflows/outflows where the increase/decrease in the individual position is less than 10 basis points of the portfolio.
Exception
Small Trade — defined as $10,000 or less of S&P 500 securities or 10 option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form “small trade exception”. The small trade exception still requires you to obtain preclearance.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

5.3 — Preclearance of Covered Fund Trades
Equity portfolio managers (including associate portfolio managers), fixed-income sector leaders and fixed income sector managers must obtain prior approval - known as preclearance - when buying or redeeming or otherwise trading in shares of any Covered Fund (defined on page 21), which includes Covered Closed-End Funds, for which the portfolio manager, sector leader’s or sector manager’s team manages at least part of the portfolio. The Executive Vice President-Fixed Income and the CIO must obtain preclearance when trading in shares of any Covered Fund. Approvals must be obtained in writing from Personal Trade Compliance prior to investing.
How to obtain approval:

Write an explanation of the investment and submit the request to Personal Trade Compliance by sending a Lotus Notes message to “preclearance.” Included in the request should be an explanation of:
•	The Covered Fund you intend to purchase or sell

•	The date of your last transaction in the Covered Fund

•	Your certification that the transaction will not result in a 30-day holding period violation in any accounts where you have a beneficial interest.

•	Your certification that the transaction will not result in the use of material non-public information relating to the portfolio contents or pricing of the Covered Fund.
Personal Trade Compliance will respond to you and confirm in writing whether you have approval.
NOTE: RiverSource Private Funds are precleared through the normal subscription process (see page 12).
Exceptions:
1.	Automatic Investment and Withdrawal Programs — Automatic investment and withdrawal programs such as payroll deduction programs are subject to the Covered Fund preclearance requirement only at the time such a program is established or modified.
a.	When setting up an automatic investment program please include an explanation of the investment, as detailed above, with your initial preclearance request.
5.4 — Personal Trading Contrary to Client Account Holdings, including Fund Holdings
Portfolio Managers are prohibited from engaging in the short sale of a security if at the time of the transaction, any fund or account they manage has a long position in that same security.
In addition, Portfolio Managers are prohibited from engaging in buying a security personally if at the time of the transaction, they are short that position in any fund or account they manage.
Exception
Small Trade — defined as $10,000 or less of S&P 500 securities or 10 option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form “small trade exception”. The small trade exception still requires you to obtain preclearance.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 6.0 — RULES BY ROLE: RESEARCH ANALYSTS
In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Personnel (Section 4.0), Research Analysts are subject to the following specific rules.
6.1 — Research Analyst Definition
Research Analysts are individuals who are responsible for making new investment recommendations or changes in recommendations.
6.2 — Transaction Priority Expectations
Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst’s customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts should comply with this requirement, please note the following:
•	Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on that same security.

•	Analysts should not trade in a particular security in their own account for a period of 2 business days after their recommendation with regard to that security is disseminated.

•	Analysts should not trade in a security for their own account contrary to their current recommendation or rating with respect to the same security.
Note: In requesting preclearance, Fixed Income Analysts must indicate if their equity trade request is opposite their bond rating for a particular issuer.
Exceptions:
1.	Personal Trades Contradictory to Ratings: If you need to make a personal trade that contradicts your official rating or recommendation you are required to send an exception request to Personal Trade Compliance in accordance with the procedures described below prior to making the trade. This policy also applies to option writing and other forms of derivatives (including covered calls).
How to obtain approval:
1.	Send an email to your direct leader to obtain approval of your proposed trade. Your leader should “Reply with History” when approving your proposed trade. Information that must be included in the request to your leader.
•	Security you wish to trade

•	Buy or Sell

•	Why you want to trade the security contradictory to your official rating

•	Why you think the security should remain the way you have rated it in the system of record for the portfolio

•	Your certification that the transaction will not result in the use of material non-public information
2.	Obtain approval of the proposed trade from the Portfolio Manager(s) or the appropriate Sector Leader(s) you support. Forward the original email with your leader’s approval and ask the Portfolio Manager or Sector Leader to Reply with History when approving.

3.	Forward the email chain with your leader’s and Portfolio Manager’s/Sector Leader’s approval to Personal Trade Compliance by sending a Lotus Notes message to Personal Trading. Upon receipt of all necessary documentation, compliance will then confirm in writing whether you can engage in your transaction.
Do not execute the transaction prior to receiving a final approval notice from Personal Trade Compliance.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Sec. 7.0 — RULES BY ROLE: TRADERS
In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Personnel (Section 4.0), Traders are subject to the following specific rules.
7.1 — Traders Definition
Traders include all traders and trading assistants, fixed income sector team leaders, New York office traders and sector team managers.
7.2 — Trading Account Restrictions
The following additional rules apply to Traders. These rules are designed to help ensure that personal trading activities avoid the actual or potential appearance of a conflict.
•	Traders may not trade in brokerage firm stocks for their own accounts.
Sec. 8.0 — RULES BY ROLE: SATELLITE OFFICE PERSONNEL
In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Department Personnel (Section 4.0), Satellite Office Personnel are subject to the following specific rules.
8.1 — Satellite Office Personnel Definition
Satellite Office Personnel include personnel in any investment management office of RiverSource Investments outside Minneapolis, MN or New York, NY. As of November 15, 2009, Satellite Office Personnel include personnel in the following offices:
•	Los Angeles and Menlo Park, CA

•	Boston and Cambridge, MA

•	(NOTE- Office personnel in the RiverSource Service Center in Portland, ME will be governed under the “Retail Access” Code of Ethics as opposed to this document).
8.2 — 7 Day Blackout Period
The 7-day blackout rule (described in Section 5.2) applies to all personnel in RiverSource Investments’ satellite offices. Note that this process does not take the place of the standard preclearance process but is in addition to preclearance.
8.3 — Personal Trading Contrary to Fund Holdings and Client Account Holdings
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Satellite Office Personnel are subject to this restriction detailed in Section 5.4 on page 15.
Sec. 9.0 — AMERIPRISE FINANCIAL INSIDER TRADING POLICY
Ameriprise Financial prohibits any associated person from trading on the basis of or otherwise misusing material non-public (“inside”) information. A quick summary of the policy is available below, but you are encouraged to reference the full policy document.
9.1 — What is “Insider Trading?”
Insider trading is generally understood as the practice of an individual trading securities while in possession of material, non-public information regarding those securities. Knowing the information has not been made public, the “insider” uses the information to their own trading advantage, placing other investors at a disadvantage since they did not have the opportunity to view the information at the same time.
The securities laws make it unlawful for any person, while in the possession of material non-public information, to trade or to recommend trading in securities, or to communicate the material non-public information to others (sometimes referred to as “tipping”).
9.2 — What is “material, non-public information?”
Information is “material” if its dissemination is likely to affect the market price of any of the company’s or other issuers’ securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.
Examples include:
•	Dividend or earnings expectations;

•	Changes in previously released earnings estimates;

•	Proposals or agreements involving a joint venture, merger, acquisition, divestiture;

•	New products or services;

•	Criminal indictments, civil litigation or government investigation;

•	Competitive developments within the marketplace
Material information may be obtained by accident, from others in social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties, in addition to being directly provided by the company to key individuals with a “need to know.”
Non-public information is information that has not been made available to investors generally. Information can become public through disclosure in a national business and financial wire service, by a news service, or in a publicly disseminated disclosure document sufficient to consider the information generally available. The circulation of rumors or “talk on the street,” even if accurate and widespread may not be considered public for purposes of insider trading prohibitions.
9.3 — Criminal and Civil / Regulatory Sanctions
Penalties for misusing material non-public information are severe. Depending on the circumstances, the associated person involved, his or her supervisor, Ameriprise Financial’s principals, officers, directors, other supervisory personnel and the firm itself could all face substantial regulatory, civil and criminal sanctions.
If you are uncertain as to whether the information you possess is material non-public information on which no trading may occur, you should immediately contact Legal. Pending a final determination in consultation with
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Legal, the information should be treated as material non-public information that cannot otherwise be communicated to any other person or misused.
Sec. 10.0 — AMERIPRISE FINANCIAL LIMITED CHOICE POLICY
In order to comply with SEC expectations concerning the monitoring of trading activity within Investment Access Person accounts, Ameriprise Financial implemented a “limited choice” policy which dictates where certain types of securities must be held and traded.
10.1 — Limited Choice Brokers
Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of three brokers — Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch.
10.2 — Opening New Accounts
You must immediately report any new accounts opened by completing the following steps:
1.	Complete the Brokerage Account Notification Form in Appendix C and return it to Personal Trade Compliance, H26/1880. Failure to properly carry out this notification process may result in a sanction.

2.	Notify your broker of your association with Ameriprise Financial. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).
10.3 — Types of Securities Subject to the Limited Choice Policy
To gain a better understanding of what types of securities are subject to the policy, please see the chart located on pages 22 through 24.
If you maintain a brokerage account outside of the limited choice brokers (Ameriprise Financial, Merrill Lynch, or Charles Schwab) that holds securities subject to the limited choice policy, you have the following options:
1.	You may transfer the subject holdings to a like-ownership account at one of the approved brokers.

2.	You may liquidate the subject holdings (subject to the requirements in the Code) and either hold the proceeds as cash or reinvest in non-subject securities.

3.	You may apply for an exception.
10.4 — Exceptions
Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers — Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch — will be rare. If you believe
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com your situation warrants an exception, print and complete the Exception Request Form found in Appendix D.1.
If you are granted an exception, you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.
An exception to the limited choice policy does not make you exempt from complying with all other requirements in this Code of Ethics.
APPENDIX

Item	Page

Definitions	21

Securities Reporting List for Investment Access Persons	22

FORM: Request for Personal Trade Preclearance	A

FORM: Initial Personal Account and Holdings Disclosure	B1

FORM: Brokerage Account Notification Form	C

FORM: Limited Choice Exception Request	D
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

DEFINITIONS
Brokerage Account: A Brokerage Account is an account held at a licensed brokerage firm in which securities are bought and sold (e.g., stocks, bonds, futures, options, Covered Funds). This includes employer-sponsored incentive savings plans.
Closed-End Funds: A closed-end fund is a publicly traded investment company that raises a fixed amount of capital through an Initial Public Offering (IPO). The fund is then structured, listed and traded like a stock on a stock exchange.
Covered Closed-End Funds: Closed-End Funds for which RiverSource Investments serves as an investment adviser. As of November 15, 2009, Covered Closed-End Funds include:
•	Tri-Continental Corporation (NYSE: TY)

•	RiverSource LaSalle International Real Estate Fund, Inc. (NYSE: SLS)

•	Seligman Premium Technology Growth Fund (NYSE: STK)
Covered Funds: Covered Closed-End Funds and Mutual Funds for which RiverSource Investments serves as an investment adviser or for which an affiliate of RiverSource Investments serves as principal underwriter are “Covered Funds.” As of November 15, 2009, Covered Funds include:
•	Covered Closed-End Funds noted above

•	RiverSource Mutual Funds

•	John Hancock Funds (John Hancock Investment Services, LLC)

•	Diversified Investors Portfolios (Diversified Investment Advisors, Inc.)

•	Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.)

•	Nationwide Funds (Nationwide Fund Advisors)

•	Seligman and Threadneedle Branded Mutual Funds

•	MLIG Variable Insurance Portfolio (Roszel Advisors, LLC)
Initial Public Offering or (IPO): An offering of securities issued to the public for the first time, typically with the assistance of an underwriting firm and selling group. Employees of Ameriprise Financial and its affiliates are generally prohibited from acquiring equity securities via an IPO, but other types of securities may be acceptable. Please contact Personal Trade Compliance for additional instructions.
Mutual Funds: U.S.-registered open-end investment companies, the shares of which are redeemable on any trading day at the net asset value.
RiverSource Private Funds: Private investment funds sponsored and managed by RiverSource Investments.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Trade Date: Policies that involve holding periods or blackout periods often refer to “trade date” as the time to begin calculating the restriction. “Trade date” is when the trade is first placed, as opposed to “settlement date.” The Code does not use “settlement date” for any of its policies.
Securities Reporting List for Investment Access Persons

60-day hold
This chart lists which securities are	Is Reporting Required &		required?
subject to Limited Choice and must be reported on	subject to Limited		(while
your initial and annual certification	Choice?	Is Preclearance Required?	realizing a gain)
American Depository Receipts	Yes	Yes	Yes
(ADRs/ADSs/ADUs)		(against underlying security and ADR/ADS/ADU)	(Investment Personnel only)

Annuities — Fixed	No	No	No
(other than market value adjusted annuities)

Annuities — Variable and market value adjusted annuities	Report only underlying Covered Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 15)	No

Ameriprise Financial Stock	Yes	No	Yes
		However, Ameriprise Financial stock is subject to all other rules outlined in the Code.	(Investment Personnel only)

In addition, the Ameriprise Executive Leadership Team needs to preclear with the Corporate Secretary’s office.

(Options on) Ameriprise Financial Stock (i.e., puts and calls)	Prohibited	Prohibited	N/A

Ameriprise Financial employee stock options (obtained as a part of an incentive plan)	No	No Except Executive Leadership Team need to preclear with the Corporate Secretary’s office	No

Bonds and other debt instruments, including but not limited to: - Corporate, U.S. Guaranteed or of federally sponsored enterprises (FNMA, GNMA, etc.), Municipal, Closely held	Yes	No	No

Bonds and other direct debt instruments of the U.S. Government: (e.g., Treasury notes/bills/bonds/STRIPS)	No	No	No

Bonds - convertible	Yes	Yes	Yes (Investment Personnel only)
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

60-day hold
This chart lists which securities are	Is Reporting Required &		required?
subject to Limited Choice and must be reported on	subject to Limited		(while
your initial and annual certification	Choice?	Is Preclearance Required?	realizing a gain)
Bank certificates of deposit, Savings Certificates, checking and savings accounts and money market accounts, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements.
	No	No	No

Currency Accounts	No	No	No

Derivatives (DECS, ELKS, PRIDES, etc.)	Yes	Yes (against both underlying stock & derivative)	Yes (Investment Personnel only)

Futures: commodity, currency, financial, or stock index	Yes	No	No

Index Securities (e.g., S&P 500, SPDRS/SPY, Diamonds/DIA, Cubes/QQQQ, Exchange Traded Funds, Holders Trusts, Power Shares)	Yes	Yes (except broadly based index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

Life Insurance (variable)	Report only underlying Covered Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 15)	No

Limited Offerings / Private Placements	Reporting Only	Yes	No
— Equity and Fixed Income		(See page 12)
— RiverSource Private Funds

Limited Partnerships	Yes	Yes	No

Managed or wrap accounts:

• If individual securities held and investor has ability to exercise trading discretion	Yes	Yes	Yes (Investment Personnel only)
• If individual securities held and investor does not have ability to exercise trading discretion	Yes	No	No

• If individual securities not held	Yes	No	No

Money market mutual funds	No	No	No

Mutual Funds (i.e., open-end funds) that are “Covered Funds” (These are Mutual Funds other than money market mutual funds that are advised or sub-advised by RiverSource Investments or for which an affiliate of RiverSource Investments Management serves as principal underwriter.)
	Report Covered Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 15)	Yes 30-day hold required regardless of a gain or loss. Applies to all Investment Access persons
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

60-day hold
This chart lists which securities are	Is Reporting Required &		required?
subject to Limited Choice and must be reported on	subject to Limited		(while
your initial and annual certification	Choice?	Is Preclearance Required?	realizing a gain)
Mutual Funds (i.e., open-end funds) that are not “Covered Funds”	No	No	No

Closed-End funds that are “Covered”	Yes	Yes No preclearance required in connection with a closed-end fund’s IPO	Yes 30-day hold required regardless of a gain or loss. Applies to all Investment Access persons

Closed-End funds that are not “Covered”	Yes	Yes No preclearance required for closed-end funds with 20 or more holdings No preclearance required in connection with a closed-end fund’s IPO	Yes (Investment Personnel only) Except for funds with 20+ holdings

Options on stocks	Yes	Yes	Yes (Investment Personnel only)

Options: exercise of option to buy or sell underlying stock	Yes	No	No

Options on futures and indices	Yes	Yes (except broadly based Index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

REITS (Real Estate Investment Trusts)	Yes	Yes	Yes (Investment Personnel only)

Stocks: common or preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: convertible preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: short sales (short sales prohibited on Ameriprise Financial stock)	Yes	Yes	Yes (Investment Personnel only)

Stocks (owned) — exchanges, swaps, mergers, tender offers	Yes	No	No

Stocks — initial public offerings	Prohibited	Prohibited	N/A

Stocks — rights or warrants acquired separately	Yes	Yes	Yes (Investment Personnel only)

Treasury Inflation Protected Securities (TIPS)	No	No	No

Unit Investment Trusts (UITs)	Yes	No	No
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

60-day hold
This chart lists which securities are	Is Reporting Required &		required?
subject to Limited Choice and must be reported on	subject to Limited		(while
your initial and annual certification	Choice?	Is Preclearance Required?	realizing a gain)
529 (College Savings Plans) — Only if the the underlying funds are Covered Funds	Reporting Only	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer.	Yes 30-day hold required regardless of a gain or loss.
		(See page 15)	Applies to all Investment Access persons
Special note for automatic investment plans: you do not need to report transactions that are made as part of a regular periodic purchase (or withdrawal). For example: payroll deduction, bank authorizations etc.
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Forms Appendix A: Request for Personal Trading Preclearance
Request for Personal Trading Preclearance
Preclearance Request Process
1.	Investment Access Person: Complete Section A – Request for Trade Approval and fax Request for Preclearance to the Preclearance desk at (612) 678-0150.

2.	Preclearance Desk: Complete Section B – Trade Authorization and fax Request for Preclearance back to Investment Access Person.
Preclearance is only effective for the day it is given. Please see pages 11 and 22-24 of the Investment Adviser Code of Ethics for Investment Access Persons for questions regarding preclearance requirements.
A. Request for Trade Approval (completed by Investment Access Person):

Last Name:	First Name:

Extension:	Fax Number:

Brokerage Firm:			Approved
☐ AMP Brokerage	☐ Merrill Lynch	☐ Charles Schwab	☐ Exception:	(specify firm name)
Account Number:
Type of Trade: ☐ Buy       ☐ Sell      ☐ Short Sale

Ticker:	Preclearance is only effective for the day it is given.

B. Trade Authorization (To be completed by the Preclearance Group)
Request Approved?       ☐ Yes       ☐ No

Approved by:	Date/Time (EST)

Log Number:

Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Forms Appendix B: Initial Personal Account and Holdings Disclosure
Initial Personal Account and Holdings Disclosure Completion Instructions
Investment Access Persons
Below are the steps for completing the Initial Personal Account and Holdings Disclosure (“Initial Certification”) Form found on pages B.2 and B.3:
1.	Write your name, Social Security Number, ID number, and Routing number on the top portion of the form. Please write legibly.
2.	Section 1: Disclose accounts and investments required to be reported. See pages 22-24 of the Code of Ethics for a list of investments required to be reported. If you have no investments required to be reported, please write NONE in Section 1. If you have an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.
Complete all columns/fields. Include name, account number, and type of ownership (Individual, Jt, IRA, Roth, Trust etc.). If securities are held outside of a Brokerage Account (i.e. physical stock certificate), write in physical certificate or where they are held in the firm name field.
3.	Section 2: Disclose for-profit companies for which you are a member of the Board of Directors. If you have nothing to disclose, write NONE.
4.	Section 3: Sign and date your form.
5.	Return pages B.2 and B.3 to Personal Trade Compliance (H26/1880) within 5 business days. This is very important due to regulatory timing obligations.
You must complete and return this form even if you have no accounts or holdings to disclose.
ADDITIONAL INFORMATION
Brokerage Accounts: You must disclose all Brokerage Accounts you own or in which you have a beneficial interest (see below for definition of beneficial interest). This includes Ameriprise Brokerage and accounts held with any other broker.
Covered Funds: You must disclose all Covered Funds held direct-at-fund, including variable annuities and variable life insurance. Covered Funds are those Closed-End Funds and Mutual Funds for which RiverSource Investments serves as an investment adviser or for which an affiliate of RiverSource Investments serves as principal underwriter. As of November 15, 2009, Covered Funds include the RiverSource Mutual Funds, John Hancock Funds (John Hancock Investment Services, LLC) and Diversified Investors Portfolios (Diversified Investment Advisors, Inc.), Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.) and Nationwide Funds (Nationwide Fund Advisors), Seligman Mutual Funds, Tri-Continental Corporation, RiverSource LaSalle International Real Estate Fund, Inc., Seligman Premium Technology Growth Fund, MLIG Variable Insurance Portfolio. For a current list of Covered Funds, please contact Personal Trade Compliance.
Beneficial Interest: You must disclose accounts in which you have a beneficial interest. This includes accounts held in the name of you, your spouse/partner, or any financially dependent member of your household. Additionally, beneficial interest extends to the following types of accounts if you, your spouse/partner or financially dependent member of your household:
•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death, or through providing investment advice for compensation

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement substantially equivalent to direct or indirect ownership.

NOTE: If none of the above beneficial interest situations apply and you are solely the beneficiary on an account, you do not need to disclose that account.
For questions about securities that you are responsible for disclosing, see pages 22-24 of the Investment Adviser Code of Ethics for Investment Access Persons
Appendix B.1
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Initial Personal Account and Holdings Disclosure Form
Investment Access Persons

Name:	Social Security #:

ID Number:	Routing #:
Please disclose accounts and holdings that you or any member of your household (spouse/partner and financial dependents) own. A list of investments to be disclosed can be found on page 22-24 of the Code of Ethics.
If you own an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.
•	If you do not have any investments to report, please write NONE in Section 1 or leave the section blank.

•	Section 2 MUST be completed. If you have nothing to report in Section 2, write NONE.
Section 1
ACCOUNT/HOLDINGS DETAIL
•	Please complete all columns.
•	Please disclose all reportable Ameriprise, Charles Schwab and Merrill Lynch accounts in addition to reportable outside accounts.
•	If submitting electronically, initial Section 3 and send via email to personal.trading@ampf.com.
•	If submitting a hard copy, sign Section 3 and send to Personal Trade Compliance, H26/1880.
•	Please return this form to Personal Trade Compliance within 5 days due to regulatory timing obligations.

Ownership Type* /
SSN
(*Individual,
Joint, IRA, UGMA,
spousal IRA,
	Security Description:		etc.)
	Title and Type of		NOTE: Only input
Brokerage Firm Name or Institution	security, along with associated		the SSN if
Name where securities are held. If securities	ticker symbol	Account	different from your	Quantity
are not held in an account, list where held	(or CUSIP)	Number	own)	Shares or amount

*	E.g. Individual, Joint, IRA, ROTH IRA, UTMA/UGMA, spousal IRA, etc.

If more space is needed, attach the additional information on a separate page. Please sign and date any attached sheets.
Appendix B.2
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Section 2
List any for-profit companies for which you are a member of the Board of Directors (if none, please indicate):

Section 3
By signing this document, I am certifying that:
•	The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest at this time.
•	I understand that failure to completely disclose all of my Brokerage Accounts and Covered Fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.
•	The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.
•	If I have one or more managed accounts, I do not have trading discretion for the accounts.
•	I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.
•	I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.
•	I will not participate in market timing of any Mutual Fund or other pooled vehicle.
•	If I open any new Brokerage Accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.
•	I have read and understand the Ameriprise Financial Insider Trading Policy and Investment Adviser Code of Ethics document and will abide by them.

Signature	Date
Return to: Personal Trade Compliance— H26/1880
Appendix B.3
Questions: contact Personal Trading at 612-671-5196 or send email to Personal.Trading@ampf.com

Forms Appendix C: Brokerage Account Notification Form
Brokerage Account Notification Form Process
On the following page is the Brokerage Account Notification Form that is required to be completed if you—or an immediate family member—maintains an external Brokerage Account. The brokers other than Ameriprise Financial Brokerage that are allowed at this time are Charles Schwab or Merrill Lynch only.
Please be sure to:
•	Fill out the Personal Information Section.
•	Fill out the Brokerage Account Information Section.
Reminder: Please submit this form prior to any trading.
If you have questions, please send a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196.
You cannot enter into the proposed transaction without approval from Personal Trade Compliance.
Appendix C

***This is not an account transfer form and will not cause your securities to move***

Brokerage Account Notification Form

When to use this form: Complete this form when opening any new Brokerage Account (including new accounts opened to support an account transfer).
Step 1: Complete Personal Information Section

Your Name (First and Last)

ID Number (eg., E12345) / Position	/ o Corporate Office o Advisor o Field Employee

Social Security Number

Field or Corporate Office Routing

Step 2: Complete Brokerage Account Information Section

Broker Dealer (choose one)
Ameriprise
				Financial	Charles	Merrill
Name on Account	Account Number	Social Security Number	Ownership *	Brokerage	Schwab	Lynch

*	E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.
Step 3: Submit completed form to Personal Trade Compliance
A. To submit via Interoffice mail, send to Personal Trade Compliance, H26 / 1880.
B. To submit via Lotus Notes message, attach completed form and send to Personal Trading.
C. To submit via fax, send fax to Personal Trade Compliance 612-678-0150

Forms Appendix D: Limited Choice Exception Request
Limited Choice Exception Request
Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.
Exception Policy — The typical kinds of situations for which Personal Trade Compliance expects exception requests include:
A.	spouse accounts where your spouse works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm’s policy)

B.	non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

C.	managed accounts where, e.g., you have authorized your broker to exercise investment discretion on your behalf and you have no discretion over what specific securities are traded in the account (supporting documentation to include: written representations from you and from your broker that you have no trading discretion.) You will be required to re-certify annually.
Section 1. Request for Exception (completed by you, please print)

Your Name:	ID Number:	Routing:

• Corporate Office	• Advisor	• Field Employee
Exception type described above (also attach supporting documentation):
☐ A
☐ B
☐ C
☐ Other – explain in sufficient detail on an attachment

Broker Name:		Account #

Account Ownership (Name on Account):

Your Signature	Social Security #	Date
Section 2. Exception Review (completed by Personal Trade Compliance)
☐ Request on hold, more documentation needed — Please provide:
☐ Request Denied
☐ Request Approved

1st Level Approval	Date

2nd Level Approval	Date

Return this form and supporting documentation to Personal Trade Compliance via fax at 612-678-0150 or internal routing at H26/1880.

Limited Choice Exception Request	Appendix D.1